Exhibit 99.2
                      RAMTRON INTERNATIONAL CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)
          (Amounts in thousands, except par value and share amounts)

                                                         Mar. 31,    Dec. 31,
                                                           2005        2004
                                                        ---------   ---------
     ASSETS
Current assets:
   Cash and cash equivalents                            $  3,812    $  6,384
   Restricted cash                                            31          --
   Accounts receivable, less allowances
     of $98 and $163, respectively                         5,603       7,061
   Inventories                                             5,807       4,580
   Other current assets                                      423         434
   Assets of discontinued operations                       5,954       6,421
                                                        ---------   ---------
      Total current assets                                21,630      24,880

Property, plant and equipment, net                         4,149       3,970
Goodwill, net                                                585         585
Intangible assets, net                                     3,881       3,792
Other assets                                                 379         426
                                                        ---------   ---------
      Total assets                                      $ 30,624    $ 33,653
                                                        =========   =========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                     $  2,732    $  2,915
   Accrued liabilities                                     1,303       2,662
   Deferred revenue                                        1,224       1,350
   Current portion of long-term promissory notes             250         250
   Liabilities of discontinued operations                    789       1,384
                                                        ---------   ---------
      Total current liabilities                            6,298       8,561

Deferred revenue                                           4,697       4,986
Long-term promissory notes net of unamortized
   discount of $1,024 and $1,151, respectively             5,067       4,914
                                                        ---------   ---------
      Total liabilities                                   16,062      18,461
                                                        ---------   ---------
Stockholders' equity:
   Common stock, $.01 par value, 50,000,000 authorized;
     22,420,126 and 22,380,126 shares issued and
     outstanding, respectively                               224         224
   Additional paid-in capital                            235,548     235,455
   Accumulated deficit                                  (221,210)   (220,487)
                                                        ---------   ---------
      Total stockholders' equity                          14,562      15,192
                                                        ---------   ---------
      Total liabilities and stockholders' equity        $ 30,624    $ 33,653
                                                        =========   =========
See accompanying notes to consolidated financial statements.

                                    Page-1

                        RAMTRON INTERNATIONAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED March 31, 2005 AND 2004
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                           2005       2004
                                                         ---------  ---------
Revenue:
   Product sales                                         $  7,493   $  8,427
   License and development fees                               179        179
   Royalties                                                  231        208
   Customer-sponsored research and development                125        142
                                                         ---------  ---------
                                                            8,028      8,956
                                                         ---------  ---------
Costs and expenses:
   Cost of product sales, exclusive of provision for
      inventory write-off and warranty charge               3,572      3,853
   Provision for inventory write-off and warranty charge      872         60
   Research and development                                 1,704      1,365
   Customer-sponsored research and development                166        141
   General and administrative                                 952      1,025
   Sales and marketing                                      1,168      1,195
                                                         ---------  ---------
                                                            8,434      7,639
                                                         ---------  ---------
Operating income (loss)                                      (406)     1,317
Interest expense, related party                               (81)      (144)
Interest expense, other                                      (210)      (217)
Other income, net                                              16          5
                                                         ---------  ---------
Income (loss) from continuing operations                     (681)       961

Loss from discontinued operation                              (42)      (125)
                                                         ---------  ---------
Net income (loss)                                        $   (723)  $    836
                                                         =========  =========
Net income (loss) per share:
  Basic:
    Income (loss) from continuing operations             $  (0.03)  $   0.05
    Loss from discontinued operation                           --      (0.01)
                                                         ---------  ---------
      Total                                              $  (0.03)  $   0.04
                                                         =========  =========
  Diluted:
    Income (loss) from continuing operations             $  (0.03)  $   0.05
    Loss from discontinued operation                           --      (0.01)
                                                         ---------  ---------
      Total                                              $  (0.03)  $   0.04
                                                         =========  =========
Weighted average shares outstanding:
   Basic                                                   22,415     22,195
                                                         =========  =========
   Diluted                                                 22,415     23,121
                                                         =========  =========
See accompanying notes to consolidated financial statements.

                                    Page-2

                        RAMTRON INTERNATIONAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)
                             (Amounts in thousands)

                                                           2005        2004
                                                         ---------  ---------
Cash flows from operating activities:
   Net income (loss)                                     $   (723)  $    836
   Adjustments used to reconcile net income
    (loss) to net cash used in operating activities:
     Loss from discontinued operation                          42        125
     Depreciation and amortization                            325        340
     Amortization of debt discount                            127        196
     Imputed interest on note payable                          26         --
     Provision for inventory write-off and warranty charge    872         60
     Loss on abandonment of patents                            13         13
     Gain on disposition of equipment                        (149)       (30)
     Stock options issued for services                         16         --

   Changes in assets and liabilities:
     Accounts receivable                                    1,518     (1,700)
     Inventories                                           (1,760)       438
     Accounts payable and accrued liabilities              (1,970)      (486)
     Deferred revenue                                        (415)      (400)
     Other                                                     59         32
                                                         ---------  ---------
       Net cash used in operating activities               (2,019)      (576)
                                                         ---------  ---------
Cash flows from investing activities:
   Purchase of property, plant and equipment                 (458)        (7)
   Proceeds from sale of assets                               162        130
   Change in restricted cash                                  (31)       (23)
   Payments for intellectual property                        (162)       (19)
   Net cash (used in) provided discontinued operations       (141)       452
                                                         ---------  ---------
       Net cash (used in) provided by investing
          activities                                         (630)       533
                                                         ---------  ---------
Cash flows from financing activities:
   Principal payments on promissory notes                      --       (600)
   Issuance of common stock                                    77         12
                                                         ---------  ---------
       Net cash provided by financing activities               77       (588)
                                                         ---------  ---------
Net decrease in cash and cash equivalents                  (2,572)      (631)
Cash and cash equivalents, beginning of period              6,384      4,798
                                                         ---------  ---------
Cash and cash equivalents, end of period                 $  3,812   $  4,167
                                                         =========  =========
Supplemental disclosure of cash flow information:
   Cash paid for interest                                $     85   $     43
                                                         =========  =========
   Cash paid for income taxes                            $     60   $     --
                                                         =========  =========
See accompanying notes to consolidated financial statements.

                                    Page-3

                        RAMTRON INTERNATIONAL CORPORATION
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MARCH 31, 2005
-----------------------------------------------------------------------------
NOTE 1.   BASIS OF PRESENTATION

The accompanying consolidated financial statements at March 31, 2005 and December 31, 2004 and for the three months ended March 31, 2005 and 2004 have been prepared from the books and records of Ramtron International Corporation, (the "Company"), without audit. The statements reflect all normal recurring adjustments, which in the opinion of the Company's management, are necessary for the fair presentation of financial position, results of operations and cash flows for the periods presented. The statements have been revised to present our subsidiary Mushkin as a discontinued operation as it was sold on July 26, 2005 (see Note 11).

Certain information and disclosures normally included in financial statements have been omitted under Securities and Exchange Commission regulations. It is suggested that the accompanying financial statements be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2004. The results of operations for the period ended March 31, 2005 are not necessarily indicative of the operating results for the full year.

NOTE 2.   RECLASSIFICATIONS

Certain 2004 balances have been reclassified to conform to the current year presentation.

NOTE 3.   NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This Standard addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This Standard also eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and requires that such transactions be accounted for using a fair-value-based method. The Standard is effective for periods beginning after January 1, 2006. The Company is currently assessing its valuation options allowed in this Standard. Even though the Company has not quantified the dollar amount of this new accounting standard, the result will have a negative impact on the Company's earnings starting with the accounting period beginning January 1, 2006.

                                    Page-4

NOTE 4.   STOCK-BASED COMPENSATON

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees" and related interpretations. All options granted to employees under these plans have an exercise price equal to the market value of the underlying common stock on the date of grant, therefore no stock-based compensation is reflected in net income or loss. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123," the Company's net income (loss) for the three month periods ended March 31, 2005 and 2004 would have changed to the following adjusted amounts:

                                              Three Months Ended
                                                   March 31,
                                           -------------------------
                                             2005             2004
                                           --------         --------
                                    (in thousands, except per share amounts)

Net income (loss) as reported              $  (723)         $   836

Stock-based employee compensation cost
included in net income (loss) as reported       --               --

Stock-based employee compensation cost
that would have been included in net
income (loss) if the fair value method
had been applied to all awards                 433              365
                                           --------         --------
Pro forma net income (loss) as if the
fair value method had been applied to
all awards                                 $(1,156)         $   471
                                           ========         ========

Net income (loss) per share:

    Basic - as reported                    $ (0.03)         $  0.04
                                           ========         ========
    Basic - pro forma                      $ (0.05)         $  0.02
                                           ========         ========

    Diluted - as reported                  $ (0.03)         $  0.04
                                           ========         ========
    Diluted - pro forma                    $ (0.05)         $  0.02
                                           ========         ========

                                    Page-5

For disclosure purposes, the fair value of stock based compensation was computed using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the three months ended March 31, 2005 and 2004:

                                              2005          2004
                                           ----------    ----------
          Risk free interest rate            4.17%         3.00%
          Expected dividend yield               0%            0%
          Expected lives                    4.0 years     4.0 years
          Expected volatility                  93%          109%

The weighted average fair value per share of shares granted during the three months ended March 31, 2005 and 2004 was $2.65 and $2.36, respectively.

NOTE 5.  INVENTORIES

Inventories consist of:
                                             Mar. 31,     Dec. 31,
                                              2005          2004
                                            ---------     --------
                                                (in thousands)

          Finished goods                     $2,134       $2,784
          Work in process                     3,946        2,136
          Obsolescence reserve                 (273)        (340)
                                             -------      -------
                                             $5,807       $4,580
                                             =======      =======

During the quarter ended March 31, 2005, the Company's took a provision for inventory write-downs of approximately $872,000 due to low startup yields on our 0.35-micron manufacturing line. In connection with the low yields, we recently discovered that under very unique application conditions, one of our
0.35 products had an operating sensitivity that may cause it to not perform as expected. The provision for inventory write-off includes, among other things, actual and anticipated costs to re-screen our existing inventory as well as potential warranty costs associated with product that has been purchased by customers that may be subject to the re-screening process.

NOTE 6.   EARNINGS PER SHARE

We calculate income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). Under SFAS No. 128, basic net income (loss) per share is computed by dividing reported net income (loss) available to common stockholders by weighted average shares outstanding. Diluted net income (loss) per share reflects the potential dilution assuming the issuance of common shares for all dilutive potential common shares outstanding during the period. In periods where we recorded a net loss, all potentially dilutive securities, including warrants and stock options, would be anti-dilutive and thus, are excluded from diluted loss per share.

                                    Page-6

The following table sets forth the calculation of net income (loss) per common share for the three months ended March 31, 2005 and 2004 (in thousands, except per share amounts):

                                                    Three Months Ended
                                                         March 31,
                                                      2005      2004
                                                    --------  --------

Net income (loss)                                   $  (723)  $   836
                                                    ========  ========
Common shares outstanding:
   Historical common shares outstanding at
     beginning of period                             22,380    22,191
   Weighted average common shares issued
     during period                                       35         4
                                                    --------  --------
Weighted average common shares at
  end of period - basic                              22,415    22,195

   Effect of other dilutive securities:
    Options                                              --       673
    Warrants                                             --       253
                                                    --------  --------
Weighted average common shares at
  end of period - diluted                            22,415    23,121
                                                    ========  ========

Net income (loss) per share:
  - basic                                           $ (0.03)  $  0.04
                                                    ========  ========
  - diluted                                         $ (0.03)  $  0.04
                                                    ========  ========

As of March 31, 2005, we had several equity instruments or obligations that could create future dilution to the Company's common stockholders and are not currently classified as outstanding common shares of the Company. The following table details the shares of common stock that are excluded from the calculation of earnings per share (prior to the application of the treasury stock method) due to their impact being anti-dilutive:

                                     Three Months      Three Months
                                         Ended             Ended
                                    March 31, 2005    March 31, 2004
                                    --------------    --------------
                                            (in thousands)

Warrants                                  2,331            2,331
Options                                   4,995            4,500
Convertible debentures                    1,203            1,592

                                    Page-7

NOTE 7.   CONTINGENCIES

PATENT INTERFERENCE PROCEEDING. On April 6, 2004, the Company and National Semiconductor Corporation (National) entered into an agreement to settle their long standing patent interference dispute, which began in 1991 as a patent interference proceeding that was declared in the United States Patent and Trademark Office (the Patent Office) in regard to one of our issued United States patents. The patent involved covers a basic ferroelectric memory cell design invention that we believe is of fundamental importance to its FRAM business in the United States.

Under the terms of the settlement agreement Ramtron has abandoned four of the five claims in its existing patent, two of National's patent applications relating to the interference claims have been assigned to Ramtron and two others were retained by National. National and Ramtron have agreed to cross license any and all future patents that may mature from the four applications at no additional cost to either company. As consideration for the assigned patent applications and cross license provisions of the agreement, Ramtron will pay National $2.5 million in equal annual installments of $250,000 through 2013. At March 31, 2004, we recorded an intangible asset and current and long-term debt of approximately $1,955,000, the present value of the annual installment payments. We have not recorded an impairment of the existing patents held for the technology in dispute as we believe, with the assignments and cross-license arrangements discussed previously, we are in a position now, insofar as our ability to use the technology in dispute is concerned, that is at least as favorable as our position prior to this resolution. In addition, we believe the amounts capitalized related to these patents and licenses will be recovered through future cash flows.

The fifth remaining count of interference has been sent to a Special Master for a final ruling. We believe our business would not be materially affected by an adverse judgment by the Special Master on the remaining count of interference. The disposition of this matter, expected in 2005, is not expected to have a material adverse effect on our business, financial condition or results of operations.

NOTE 8.  LONG-TERM DEBT

On March 14, 2002, we signed an agreement to issue $8.0 million of 5 year, 5% fixed rate, convertible debentures. The debentures are convertible into the Company's common stock at a fixed conversion price of $3.769, which is equal to 110% of the five-day volume weighted average price (VWAP) of the Company's common stock prior to the transaction signing, and is convertible at any time up to the maturity date of March 28, 2007. The debentures are secured by a Deed of Trust on our headquarters facility in Colorado Springs, Colorado and by a security interest in certain of our accounts receivable and patents.

                                    Page-8

In addition, 700,435, 5-year common stock warrants were issued to the investors with an initial exercise price of $4.28 per share. The warrants were valued using the Black-Scholes option pricing model with a resulting total value of approximately $1,773,000 at March 28, 2002. This amount is accounted for as a discount to the outstanding debentures and is being amortized over the remaining life of the debentures as a charge to interest expense. The unamortized discount pertaining to the outstanding debentures as of March 31, 2005 and December 31, 2004 as a result of the issuance of the warrants is approximately $679,000 and $763,000, respectively.

As a result of the conversion terms of these debentures, a beneficial conversion feature of $900,000 was created. This beneficial conversion feature was recorded as an increase to additional paid-in capital and as a debt discount to the outstanding debentures. This discount is being amortized over the remaining life of the debentures as a charge to interest expense. The unamortized discount pertaining to the outstanding debentures as of March 31, 2005 and December 31, 2004 as a result of the beneficial conversion feature is approximately $345,000 and $388,000, respectively.

The debentures contain covenants including, without limitation, achieving a minimum amount of earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the debenture agreements. As of June 30, 2003, the Company failed to meet the minimum EBITDA covenant under the debenture agreements, which by the terms of the debentures became an event of default on July 30, 2003 (the Default). On August 18, 2003, we entered into a Waiver and Amendment to Debenture Agreement (the Waiver Agreement) with the debenture holders. The Waiver Agreement provided for a waiver of the Default as well as a waiver of all remaining EBITDA covenants during 2003. In addition, the Waiver Agreement required that we make quarterly principal payments to the debenture holders over the following six quarters. Through December 31, 2004, we had made principal payments totaling approximately $3.5 million. To fulfill our Waiver Agreement obligations we made a final quarterly principal payment of $125,000 on December 31, 2004.
As of March 31, 2005 and December 31, 2004, $4,535,000 were outstanding on these debentures.

In addition, the Waiver Agreement provided for lowering the exercise price of the 700,435 common stock warrants held by the debenture holders from $4.28 to a price equal to 150% of the average closing bid price for the Company's common stock for the 5-trading days immediately preceding the effective date of the Waiver Agreement ($3.04) and an extension of the exercise period for one year. The adjustment to the original terms of the warrants created an additional non-cash increase to debt discount and additional paid-in capital of approximately $179,000, which was recorded during the quarter ended September 30, 2003 and is included in the unamortized debt discount balances disclosed above. This increase to debt discount is being amortized into interest expense over the remaining life of the debentures.

As of March 31, 2005, we were in compliance with all covenants of the debentures.

                                    Page-9

On April 6, 2004, we entered into an agreement to settle our long standing patent interference proceeding with National Semiconductor Corporation (see
Note 7 of these Notes of Consolidated Financial Statements above). As a result of the settlement, beginning April 2004, we are required to pay National $250,000 annually through 2013. As of March 31, 2005, the present value of this promissory note is $1,806,000, which is being discounted at 5.75%.

On March 31, 2003, we signed an agreement with Wells Fargo Business Credit, Inc. to provide a secured $3.0 million revolving line of credit. The credit facility provided for interest at a floating rate equal to the prime lending rate plus 1.75% per annum and a term of 3 years. Security for the credit facility included the Company's non-European accounts receivable and inventories. As of March 31, 2005, there were no amounts outstanding on this line of credit. On April 1, 2005, we terminated our agreement with Wells Fargo Business Credit, Inc.

On April 1, 2005, we entered into a $4 million revolving secured credit facility ("New Credit Facility") with Silicon Valley Bank, a subsidiary of Silicon Valley Bancshares. The New Credit Facility provides for a $4 million secured revolving credit facility. The New Credit Facility replaces the existing $3.0 million line of credit with Wells Fargo Business Credit, Inc. The New Credit Facility provides for interest at a floating rate equal to the prime lending rate plus 0.50% per annum, a minimum interest rate of 6.00% per year and a term of two years. Security for the credit facility includes all of our assets except for our intellectual property, European receivables, and real estate. The Credit Facility contains terms and covenants typically found in such agreement and is subject to the terms of the definitive loan agreement.

NOTE 9.   SEGMENT INFORMATION

Following our divestiture discussed in Note 11, our continuing operations are
conducted through one business segment, our FRAM business.    Our FRAM
business is our business segment that develops, manufactures and sells ferroelectric nonvolatile random access memory products and licenses the technology related to such products.

                                    Page-10

NOTE 10.  GOODWILL AND OTHER INTANGIBLE ASSETS

Accounting for goodwill and intangible assets requires that goodwill no longer be amortized but be tested for impairment at least annually at the reporting unit level in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets (SFAS No. 142)." Recognized intangible assets with determinable useful lives should be amortized over their useful life and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144)." At least annually, we complete an analysis of the fair value of goodwill to determine if there is an indicated impairment of our goodwill. The determination of impairment of goodwill and other intangible assets requires significant judgments and estimates.

There was no change in the carrying amount of goodwill for the three-month period ended March 31, 2005.

Included in intangible assets on the Company's Consolidated Balance Sheets are intangible assets with determinable lives as follows:

                                       March 31,         December 31,
                                         2005                2004
                                     ------------       ------------
                                               (in thousands)
   Amortizable intangible assets:
       Patents                         $ 6,264            $ 6,119
       Accumulated amortization         (2,383)            (2,327)
                                       --------           --------
         Total                         $ 3,881            $ 3,792
                                       ========           ========

Amortization expense for intangible assets for the three months ended March 31, 2005 and 2004, was approximately $60,000 and $107,000, respectively. Estimated amortization expense for intangible assets, is $252,000 annually in 2005 through 2009 and $2.6 million thereafter.

NOTE 11.  DISCONTINUED OPERATION

On July 26, 2005, the Company announced the divestiture of its Mushkin subsidiary, which comprised the Company's DRAM segment, and which was approved by the Company's board of directors on July 20, 2005. The board of directors approved the disposition to allow management to focus on the FRAM business. On July 26, 2005, the Company executed an agreement with Mushkin's current general manager to sell its Mushkin subsidiary to Mushkin's current general manager for consideration of approximately $1.8 million. The consideration provided in the sale includes, among other things, Mushkin's current accounts receivable and cash balances. The sale closed on July 26,
2005.   The Company recognized impairment charges during the second quarter of 2005 to goodwill for $3.4 million, to long-lived assets for $359,000, and to inventory for $170,000, related to the divestiture.

                                    Page-11

During the first quarter of 2004, the Company committed to a plan to sell substantially all of the remaining assets of EMS. The remaining assets consisted primarily of EMS' patent portfolio. The Company completed the sale of EMS' patent portfolio on April 20, 2004, the proceeds of which were $1.5 million. Due to a write-down of the carrying value of the patent portfolio to its estimated fair value at March 31, 2004, there was no gain or loss recorded on the finalization of the sale. Pursuant to the terms of the Company's Security Agreement with Infineon, the Company was required to seek a release from Infineon for the sale of EMS' patent portfolio. This release required that all amounts due to Infineon in 2004 under the Waiver Agreement (see Note 5 of these Notes of Consolidated Financial Statements above) be paid upon receipt of the proceeds from the sale of EMS' patent portfolio.

In accordance with SFAS No. 144, the consolidated financial statements of EMS and Mushkin have been recast to present these businesses as discontinued operations. Accordingly, the revenue, costs and expenses, and assets and liabilities of the discontinued operations have been excluded from the respective captions in the Consolidated Cash Flows, Statements of Operations and Balance Sheets and have been reported in the various statements under the captions, "Income (loss) from discontinued operation," "Assets of discontinued operation" and "Liabilities of discontinued operation" for all periods. In addition, certain Notes to Consolidated Financial Statements have been recast for all periods to reflect the discontinuance of this operation.

Summary results for the discontinued operations are as follows (in thousands):

                                          For the three months ended March 31,
                       ------------------------------------------------------------------------
                                       2005                                    2004
                       ----------------------------------    ----------------------------------
                         Mushkin      EMS          Total       Mushkin      EMS         Total
                       ----------------------------------    ----------------------------------
Operating Results:

Revenue                 $ 5,001        --        $ 5,001      $ 4,526     $   295      $ 4,821
Costs and expenses       (5,043)       --         (5,043)      (4,318)       (264)      (4,582)
Impairment of patents
  and intangibles            --        --             --          --         (364)        (364)
Impairment of goodwill       --        --             --          --           --           --
Impairment of
  long-lived assets          --        --             --           --          --           --
Income tax benefit           --        --             --           --          --           --
                       ----------------------------------    ----------------------------------
                        $   (42)       --        $   (42)     $   208     $ (333)      $  (125)
                       ==================================    ==================================

                                    Page-12

Amounts included in the March 31, 2005 and December 31, 2004 Consolidated Balance Sheets for the discontinued operations are as follows (in thousands):

                                 March 31, 2005                   December 31, 2004
                       ----------------------------------  ----------------------------------
                         Mushkin        EMS        Total     Mushkin        EMS       Total
                       ----------------------------------  ----------------------------------
Assets of discontinued
  operations:
Accounts receivable     $ 1,669          --      $ 1,669    $ 1,545          --      $ 1,545
Inventories                 792          --          792      1,189          --        1,189
Other assets                 22          --           22        231          --          231
Intangible assets, net       11          --           11         --          --           --
Net property, plant
  and equipment              25          --           25         21          --           21
Goodwill                  3,435          --        3,435      3,435          --        3,435
                       ----------------------------------  ----------------------------------
Total                   $ 5,954          --      $ 5,954    $ 6,421          --      $ 6,421
                       ==================================  ==================================

Liabilities of
  discounted operations      --          --           --         --          --           --

Accounts payable and
  accrued liabilities   $   550     $   239      $   789    $ 1,145     $   239      $ 1,384

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